As filed with the Securities and Exchange Commission on
                        February 18, 1997

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-A

        For Registration of Certain Classes of Securities
            Pursuant to Section 12(b) or 12(g) of the
                 Securities Exchange Act of 1934


                        THE ROUSE COMPANY
---------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


             Maryland                       52-0735512
---------------------------------------------------------------
    (State of incorporation or           (I.R.S. Employer
          organization)                 Identification No.)


  10275 Little Patuxent Parkway
        Columbia, Maryland                  21044-3456
---------------------------------------------------------------
 (Address of principal executive            (Zip Code)
             offices)

Securities to be registered pursuant to Section 12(b) of the Act:


                                     Name of each exchange on
       Title of each class           which each class is to be
       to be so registered                  registered
     ------------------------      ----------------------------

Series B Convertible Preferred        New York Stock Exchange
Stock, par value $0.01 per share
---------------------------------------------------------------

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.
[  ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2),
please check the following box.                    [  ]

Securities to be registered pursuant to Section 12(g) of the Act:

                              None
-----------------------------------------------------------------
                        (Title of class)

                 Exhibit Index Located at Page 2

Item 1.     Description of the Registrant's Securities to be
            ------------------------------------------------
Registered.
----------

            This registration statement relates to the Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of The Rouse Company (the "Company"). Reference is made to the information set forth under the caption "Description of Series B Preferred Stock" in the preliminary Prospectus Supplement hereinafter referred to (the "Prospectus Supplement") and the caption "Description of Preferred Stock" in the Prospectus, dated February 6, 1997 (the "Base Prospectus"), relating to $500,000,000 aggregate issue amount of (i) Common Stock, par value $0.01 per share, of the Company, (ii) Preferred Stock, par value $0.01 per share, of the Company and (iii) Debt Securities of the Company. The Base Prospectus constitutes a part of the Registration Statement on Form S-3 (File No. 333-20781) of the Company, as amended by Amendment No. 1 thereto (as so amended, the "Registration Statement"), which Registration Statement was declared effective by the Securities and Exchange Commission (the "Commission") on February 6, 1997. The Prospectus Supplement, which supplements the Base Prospectus, was filed with the Commission, together with the Base Prospectus, on February 7, 1997 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the "Securities Act"), and the information set forth therein is incorporated herein by reference. Such Prospectus Supplement as may hereafter be amended and filed pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference.



Item 2.     Exhibits.
            --------

            The securities described herein are to be registered on the New York Stock Exchange, where the Company's Common Stock, par value $0.01 per share, is listed. Accordingly, except as otherwise indicated, the following exhibits required pursuant to
Part II to the Instructions as to exhibits on Form 8-A have been or will be duly filed with the New York Stock Exchange.

  1.        Preliminary Prospectus Supplement and Base
          Prospectus, filed with the Commission on February 7, 1997, pursuant to Rule 424(b)(2) under the Securities
          Act.

  2. Charter of the Company, as amended and restated eff ective May 27, 1988, (which is incorporated by reference from the Exhibits to the Company's Form 10-K
          Annual Report for the fiscal year ended December 31, 1988 (Commission File No. 0-1743)).

  3. Articles of Amendment to the Charter of the Company, effective January 10, 1991, (which are incorporated by reference from the Exhibits to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1990 (Commission File No. 0-1743)).

  4. The Articles Supplementary to the Charter of the Company, dated February 17, 1993 (which are incorporated by reference from the Exhibits to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1992 (Commission File No. 0-1743)).

  5. The Articles Supplementary to the Charter of the Co mpany, dated September 26, 1994 (which are incorporated by reference from the Exhibits to the Company's Form S-
          3 Registration Statement (File No. 33-57707)).

  6. The Articles Supplementary to the Charter of the Co mpany, dated December 27, 1994 (which are incorporated by reference from the Exhibits to the Company's Form S-
          3 Registration Statement (File No. 33-57707)).

  7. The Articles Supplementary to the Charter of the Co mpany, dated June 5, 1996 (which are incorporated by reference from the Exhibits to the Registration
          Statement (333-20781)).

  8. The Articles Supplementary to the Charter of the Co mpany, dated June 11, 1996 (which are incorporated by reference from the Exhibits to the Registration
          Statement).

  9. Form of the Articles Supplementary to the Charter of the Company, relating to the Series B Preferred Stock.

  10.       The Bylaws of the Company, as amended November 19,
          1996 and January 30, 1997 (which are incorporated by reference from the Exhibits to the Registration
          Statement).


                            SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:   February 18, 1997

                         THE ROUSE COMPANY


                         By:  /s/ Anthony W. Deering
                              -----------------------------------
                              Name:   Anthony W. Deering
                              Title:  President, Chief Executive
                                      Officer and Director

EXHIBITS


Exhibit No.                                  Description
----------                                   -----------

    9                           Form of Articles Supplementary
                                to the Charter of The Rouse
                                Company relating to the Series
                                B Convertible Preferred Stock,
                                par value $0.01 per share, of
                                The Rouse Company.